EXHIBIT 10.2

                                    EXHIBIT C
                                 PROMISSORY NOTE

         In consideration of, and in connection with, the Settlement Agreement and Mutual Release entered into as of October 9, 1998, by and among Alessandro Chiabrera ("Chiabrera") and Interpore International ("Interpore") and Exogen, Inc. ("Exogen") (the "Settlement Agreement"), the undersigned, Exogen, whose current business address is 10 Constitution Avenue, P.O. Box 6860, Piscataway, NJ 08855, promises to pay to the order of Chiabrera, the principal amount of Fifty Thousand Nine Hundred Nine Dollars and Eight Cents ($50,909.08) in installments, as set forth in Schedule 1 attached hereto, and made a part hereof. All payments shall be made to Alessandro Chiabrera in care of Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165- 5101, or at such other address as designated by Chiabrera in writing to Exogen.

UNCONDITIONAL RIGHT TO PAYMENT

         The obligation of Exogen to pay each and every installment under this Promissory Note is unconditional and irrevocable and the right of Chiabrera to receive each and every payment hereunder is uncontestable.

         Exogen shall not have any right of offset with respect to any payments due hereunder and Exogen hereby waives any defenses or counterclaims which would result in a right of offset.

EVENTS OF DEFAULT

         The occurrence of any of the following events shall be considered a default in the obligations under this Promissory Note ("Events of Default"):

         (a) Failure to timely pay any installment set forth on Schedule 1 annexed hereto. Subject to paragraph 5 of the Settlement Agreement, a payment shall only be timely if received by Hecht & Steckman, P.C. on or before the due date set forth in
                  Schedule 1, subject to the ten (10)-day period set forth below; or

         (b) Failure by Exogen to observe or perform any of the covenants or agreements in the Settlement Agreement; or

         (c) A decree or order by a court adjudging Exogen bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Exogen's affairs under the federal bankruptcy code or any other similar federal, state or foreign law, which is not dismissed within 60 days of filing; or

         (d) A decree or order of a court for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency for Exogen, or for the winding-up or liquidation of the affairs of Exogen; or

         (e) Exogen institutes proceedings to be adjudicated a voluntary bankrupt or consents to the institution of a bankruptcy proceedings or files a petition or answer or consent seeking reorganization or rearrangement with creditors under any federal or a state or foreign bankruptcy act or any other similar federal or state law; or

         (f) Exogen makes an assignment for the benefit of creditors or admits in writing an inability to pay debts generally as they become due; or

         (g) The agreement by Exogen to any merger, buy-out, acquisition, asset sale transaction or other corporate event resulting in a change of control which is not conditioned upon the acquiring entity assuming Exogen's obligations under this Promissory Note.

         Upon the occurrence of any of the above events of default, and upon ten
(10) days written notice to Exogen in accordance with paragraph 5 of the Settlement Agreement, all payments set forth on Schedule 1, which have not yet been made, shall become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived, anything in this Promissory Note to the contrary notwithstanding. Upon the expiration of the ten (10) day notice period, Chiabrera shall have the right to institute an action against Exogen for all payments set forth on Schedule 1, which have not yet been made, with interest thereon at the rate of 9% per annum from the date of commencement of the action. Exogen shall be liable for any and all attorneys' fees incurred by Chiabrera in such an action.

PREPAYMENTS

         Exogen shall have the right to pre-pay the unpaid balance of this Promissory Note without penalty upon 10 days written notice to Chiabrera.

MERGER OR CONSOLIDATION

         The obligations of Exogen hereunder shall extend to, and be binding upon, each of its successors, assigns, any corporation of which it owns more than 50% of the voting stock, and the transferee of all, or substantially all, of Exogen's assets.


Dated: October 6, 1998



                                                EXOGEN, INC.




                                                By:    /s/PATRICK A. McBRAYER
                                                       ----------------------
                                                       PATRICK A. McBRAYER
                                                Title: President and Chief
                                                       Executive Officer

                                   Schedule 1


===============================================================================
On or before              July 1, 1999                             $12,727.27
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On or before              July 1, 2000                             $12,727.27
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On or before              July 1, 2001                             $12,727.27
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On or before              July 1, 2002                             $12,727.27
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